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                                                                   EXHIBIT 10.23


                                  BILL OF SALE
                               AND INSTRUMENT OF
                           ASSIGNMENT AND ASSUMPTION


                 BILL OF SALE AND INSTRUMENT OF ASSIGNMENT AND ASSUMPTION, dated as of December 1, 1996 (the "Instrument"), by and between Commodore Applied Technologies, Inc., a Delaware corporation (the "Assignor"), and Commodore Advanced Sciences, Inc., a newly-formed Delaware corporation (the "Assignee").

                             W I T N E S S E T H :

                 WHEREAS, pursuant to the Agreement of Transfer, dated as of December 1, 1996 by and between the Assignor and the Assignee (the "Agreement"), certain operating assets owned by the Assignor, subject to related liabilities, are to be transferred to the Assignee and 100 shares of common stock, par value $.01 per share, of the Assignee, which, when issued, will represent all of the issued and outstanding shares of capital stock of the Assignee, are to be issued to the Assignor.

                 NOW, THEREFORE, in consideration of the issuance of the aforesaid shares, the transfers, assignments and assumptions provided for herein, and the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

                 1.       Bill of Sale; Conveyance and Assignment of Assets.

                          1.1     On the terms and subject to the conditions of
this Instrument, the Assignor hereby sells, assigns, transfers, conveys, grants, delivers and sets over to the Assignee, its successors and assigns, all of its right, title and interest in, to and under all of the Assets (as defined in Section 1 of the Agreement) relating to the operation of the Assignor (such Assets being hereinafter referred to as the "Assigned Assets"), in the condition "As Is" and "With All Faults," as set forth in Article 5 of the Agreement, TO HAVE AND TO HOLD the Assigned Assets unto the Assignee and its successors and assigns forever from the date hereof.

                          1.2     The Assignor, for itself and its successors
and assigns, does covenant and agree to and with the Assignee, its successors and assigns, to warrant and defend the sale, assignment, transfer, conveyance and delivery of the Assigned Assets against all and every person and persons whomsoever and to execute and deliver, or cause to be executed and delivered, all such further instruments and other documents, and to take all such further actions, as shall be necessary to accomplish or defend the same.

                          1.3     The Assignor hereby constitutes and appoints
the Assignee, its successors and assigns, the true and lawful attorney-in-fact of the Assignor, with full power of substitution, in the name of the Assignor, or otherwise, and on behalf and for the benefit of the
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Assignee, its successors and assigns, to execute and deliver on behalf of the
Assignor and in its name any and all agreements, amendments, assignments, consents, releases, waivers, instruments of conveyance, transfer and assignment and other documents or instruments and to do all such other acts which such attorney-in-fact may deem necessary or appropriate (a) to vest in the Assignee all right, title and interest of the Assignor in and to any and all property hereby sold, assigned, transferred, conveyed and delivered or intended so to be, or (b) in connection with such sale, assignment, transfer, conveyance and delivery: to demand and receive from time to time any and all property hereby sold, assigned, transferred, conveyed and delivered or intended so to be; to give receipts, releases and acquittances for or in respect of the same or any part thereof; to collect, for the account of the Assignee, all other items transferred to the Assignee as provided herein; to endorse with the name of the Assignor any checks received on account of any such items; and to defend and compromise any and all actions, suits or proceedings in respect of any and all properties hereby sold, assigned, transferred, conveyed and delivered or intended so to be, that the Assignee, its successors and assigns, shall deem desirable. The Assignor does hereby ratify and confirm all acts that such attorney-in-fact or its substitute or substitutes shall do, or cause to be done, by virtue of the foregoing powers and hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable.

                          1.4     For the consideration aforesaid, the Assignor
has covenanted and hereby does covenant with the Assignee, its successors and assigns, that the Assignor, its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better assuring, conveying and confirming unto the Assignee, its successors and assigns, all and singular, the Assigned Assets hereby sold, assigned, transferred, conveyed and delivered which the Assignee, its successors and assigns, shall request.

                          1.5     Anything in this Instrument to the contrary
notwithstanding, this Instrument shall not constitute an assignment or an agreement to transfer or assign any of the Assets (as defined in Section 1 of the Agreement), tangible or intangible, which by their terms or operation of law cannot be assigned or transferred (such Assets being hereinafter referred to as the "Rights"); provided, however, that the Assignor and the Assignee shall cooperate to obtain any necessary consents or approvals for the transfer of all Assigned Assets. In the event that the parties are unsuccessful in obtaining necessary consents or approvals for the transfer of any of the Rights prior to the date hereof, the Assignor shall (at the expense of the Assignee) take such other action as may be reasonably requested by the Assignee in order to place the Assignee, to the extent reasonably possible, in the same position as would have existed had such consent or approval been obtained prior to the date hereof and such Rights been transferred to the Assignee as contemplated hereby. As and when such Rights become transferable, the Assignor will transfer such Rights forthwith to the Assignee, and the assignment to the Assignee by the Assignor of any such Rights shall be deemed effective at the time such consent or approval is obtained.





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                 2.       Assumption.

                          2.1     Pursuant to the Agreement and on the terms
and subject to the conditions of this Agreement, in consideration of the foregoing assignments, transfers and conveyances and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignee hereby assumes and agrees to pay, perform or discharge when due (except while contested in good faith by appropriate proceedings) (a) all of the liabilities and debts of the Assignor which relate to or arise out of the Assigned Assets or the businesses or operations of Assignor, and (b) all known and unknown contingent or unliquidated liabilities of and claims against the Assignor or any subsidiary thereof of any kind and nature to the extent they relate to or arise out of the Assigned Assets or the business or operation of Assignor (the "Assumed Liabilities").

                          2.2     The Assignee, for itself and its successors
and assigns, covenants that, at any time and from time to time after the date of this Instrument, it will execute and deliver all such further instruments of assumption and acknowledgements or take such other action as the Assignor may request in order to effectuate the Assignee's assumption of the Assumed Liabilities.

                          2.3     The assumption by the Assignee of the Assumed
Liabilities shall not enlarge the rights of any third parties under contracts or arrangements with the Assignor or with the Assignee. Furthermore, nothing contained in this Instrument or the Agreement shall prevent the Assignee from contesting in good faith any of the Assumed Liabilities with any third party obligee.

                 3.       Indemnification.

                          Without in any way limiting the provisions of Section
2 of this Instrument, contemporaneously with the transfer of the Assigned Assets, the Assignee hereby indemnifies and holds harmless the Assignor, its successors and its subsidiaries from and against any and all losses, liabilities, claims, damages, costs and expenses, mature or unmature, absolute or contingent, liquidated or unliquidated, known or unknown (including, without limitation, reasonable attorneys fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) of any kind and nature which (a) relate to or arise from and after the date hereof out of the business or operation of Assignor or (b) are to be assumed or paid by the Assignee pursuant to the Agreement.

                 4.       Miscellaneous.

                          4.1     Entire Agreement.  This Instrument, together
with the Agreement, and all other written agreements which may be entered into between the parties in connection herewith and therewith and the transactions contemplated hereby and thereby and all other documents and instruments delivered in connection herewith and therewith and the transactions





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contemplated hereby and thereby, set forth the full and complete understanding of the parties hereto with respect to the transactions contemplated hereby and shall not be amended other than by a written document executed by the parties hereto.

                          4.2     Binding Effect; Benefits.  This Instrument
shall inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

                          4.3     Separability.  Any term or provision of this
Instrument which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Instrument or affecting the validity or enforceability of any of the terms or provisions of this Instrument in any other jurisdiction.

                          4.4     Amendments and Waivers.  This Instrument may
not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Instrument on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Instrument shall not be construed as a waiver of any subsequent breach.

                          4.5     Governing Law.  This Instrument shall be
governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

                          4.6     Counterparts.  This Instrument may be
executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Instrument of Assignment and Assumption to be duly executed and delivered as of the date first above written.


                                    COMMODORE APPLIED TECHNOLOGIES, INC.


                                    By:    /s/ RAYBURN HANZLIK
                                        ---------------------------------------
                                        Name:  Rayburn Hanzlik
                                        Title: Vice President & General Counsel


                                    COMMODORE ADVANCED SCIENCES, INC.


                                    By:    /s/ THOMAS E. NOEL
                                        ---------------------------------------
                                        Name:  Thomas E. Noel
                                        Title: President and
                                               Chief Operating Officer





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STATE OF VIRGINIA)
                        :ss.:
COUNTY OF FAIRFAX)


On this 10th day of April 1997, before me personally appeared Rayburn Hanzlik, to me known, who being by me duly sworn, did depose and say that he is Vice President and General Counsel of COMMODORE APPLIED TECHNOLOGIES, INC., the Assignor described in and which executed the foregoing instrument; that he has read the foregoing instrument and knows the contents thereof; and that he signed his name thereto in the capacity set forth under his signature.



                                                 /s/ PAMELA RENEE WALDECKES
                                                 -----------------------------
                                                         Notary Public



STATE OF TEXAS)
                        :ss.:
COUNTY OF HARRIS)


On this 11th day of April 1997, before me personally appeared Thomas E. Noel, to me known, who being by me duly sworn, did depose and say that he is President of COMMODORE ADVANCED SCIENCES, INC., the Assignee described in and which executed the foregoing instrument; that he has read the foregoing instrument and knows the contents thereof; and that he signed his name thereto in the capacity set forth under his signature.



                                                 /s/ DENISE M. WRIGHT
                                                 -----------------------------
                                                         Notary Public